Exhibit 10.5
                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT"), dated as of April 27, 2011, is between BARON ENERGY, INC., a Nevada corporation, whose address is 392
W. Mill Street, New Braunfels, Texas 78130 (the "Debtor"), as successor in interest to Permian Legend Petroleum LP, and BASELINE CAPITAL, INC., a Texas corporation, whose address is 310 W. Wall Street, Suite 803, Midland, Texas 79701 (the "SECURED PARTY").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement dated of even date herewith among Debtor and Secured Party, as Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), Secured Party has agreed to make loans to Debtor, upon the terms and subject to the conditions set forth therein, to be evidenced by the Note issued by Debtor thereunder;

     WHEREAS, Debtor is the successor in interest to Permian Legend Petroleum LP ("PERMIAN") through a series of corporate transactions, and is the owner of assets and liabilities previously owned by Permian; and

     WHEREAS, Secured Party has conditioned its obligations under the Loan Agreement upon the execution and delivery by Debtor of this Security Agreement, and Debtor has agreed to make and deliver this Security Agreement.

     NOW, THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor and the Secured Party agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined in the Loan Agreement, and the following terms shall have the following meanings:

          (a) "ACCOUNTS" has the meaning given to such term in Section 9.102(a)(2) of the UCC, and also means and includes all trade accounts, accounts receivable, leases receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Debtor (including under any assumed or fictitious name, trade names, styles or divisions thereof) whether arising out of goods sold or leased by it or services rendered by it or from any other transaction, whether or not the same involves the sale of goods or performance of services by the Debtor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the
     UCC) and all of the Debtor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of the Debtor's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights) and all moneys due or to become due to the Debtor under all

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     contracts for the sale of goods and/or the performance of services by it
     (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          (b) "CONTRACTS" means the contracts (including without limitation all licenses and leases) between any Person and the Debtor, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith,
     (ii) all rights of the Debtor to damages arising out of, or from, breach or default in respect thereof and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

          (c) "DOCUMENTS" has the meaning assigned in Section 9.102(a)(30) of the UCC.

          (d) "EQUIPMENT" means all trailers, trucks, rolling stock and other vehicles (which are not covered by a certificate of title law of any state), machinery and equipment now owned or hereafter acquired by the Debtor, or in which the Debtor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9.102(a)
     (33) of the UCC.

          (e) "GENERAL INTANGIBLES" has the meaning assigned in Section 9.102(a)(42) of the UCC.

          (f) "INSTRUMENT" has the meaning assigned in Section 9.102(a)(47) of the UCC.

          (g) "INTELLECTUAL PROPERTY" means all patents and applications for patents, all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights, all trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, all inventions (whether patentable or not and whether or not reduced to practice), know how, technology, technical data, trade secrets, confidential business information, all computer software, and all similar or related rights, interests and claims.

          (h) "INVENTORY" means all inventory, wherever located, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by the Debtor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Debtor, or in the processing, packaging or shipping of

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     the same, and all finished goods, including, but not limited to, all pipe and other tabulars and all inventory as defined in Section 9.102(a)(48) of the UCC.

          (i) "MORTGAGED PROPERTY" means the oil and gas properties and related assets described in that certain Subordinated Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Financing Statement dated August 1, 2007 and executed by Debtor in favor of Secured Party, as amended.

          (j) "OBLIGATION" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Note and interest on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or postpetition interest is allowed in such proceeding) the Note and all other present and future indebtedness, obligations and liabilities of Debtor to the Secured Party under the Loan Agreement, and all renewals, enlargements, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Secured Party by Debtor arising from, by virtue of, or pursuant to any Loan Document, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Secured Party, owed to some other Person.

          (k) "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, limited liability partnership, trust, bank, trust company, land trust, business trust or other entity or organization.

          (l) "PROCEEDS" means all "proceeds" as such term is defined in Section
     9.102 (a) (65) of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, and
     (iii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority).

          (m) "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

          (n) "VEHICLES" means all trucks, tractors, trailers and rolling equipment and other vehicles, wherever located, which are covered by a certificate of title law of any state, and any and all additions, substitutions, and replacements thereof, wherever located, together with all attachments, components, parts and accessories installed therein or affixed thereto.

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     2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligation, the Debtor hereby grants to the Secured Party a security interest and lien in all personal property assets of Debtor previously owned by Permian (the "Permian Assets") and all Proceeds and present or future increases, combinations, reclassifications, improvements and products of, accessions, attachments and other additions to, and substitutes and replacements for all or any part of the Permian Assets, whether now owned or hereafter acquired by the Debtor, including, without limitation, the following (collectively, the "COLLATERAL"):

          (i) all Accounts;

          (ii) all Contracts;

          (iii) all Documents;

          (iv) all Equipment;

          (v) all General Intangibles;

          (vi) all Instruments;

          (vii) all Intellectual Property;

          (viii) all Inventory;

          (ix) all Vehicles; and

          (x) all Proceeds and all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing.

     3. DEBTOR'S REPRESENTATIONS AND WARRANTIES. The Debtor hereby represents and warrants to Secured Party that:

          (a) Title; No Other Liens. Except for the security interest and lien granted to the Secured Party pursuant to this Security Agreement and the other Loan Documents and the liens on the Mortgaged Property securing the Senior Debt, the Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party, for the benefit of the Secured Party, pursuant to this Security Agreement or any other Loan Document (or in favor of Newton with respect to the Mortgaged Property only). All Intellectual Property capable of registration has been (or will be in accordance with the Loan Agreement) duly and properly registered in the name of the Debtor and is valid and enforceable.

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          (b) Accounts. The amount represented by the Debtor to the Secured
     Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. The Debtor's Accounts arose in the ordinary course of the Debtor's business from the performance of services that the Debtor has fully and satisfactorily performed or from the sale or lease of goods in which the Debtor had sole and complete ownership. No such Account is subject to counterclaim or defense (other than discount for prompt payment as shown on the invoices).

          (c) Use and Protection of Collateral. The Collateral will be used for business purposes only and certain of the Collateral is of a type normally used in more than one state.

          (d) Location of Collateral. The Collateral will remain in the Debtor's possession or control at all times (at the Debtor's risk of loss) and will be kept at the location specified in the notice required under Section 2(b), or such other locations as the Debtor notifies Secured Party in writing, which notice shall be delivered to Secured Party from time to time prior to the Collateral being moved.

          (e) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

          (f) Consents. No consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Debtor nor (to the best knowledge of the Debtor) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Debtor has fully performed all its obligations under each Contract. The right, title and interest of the Debtor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim, or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Debtor as to any of the foregoing. Upon request by Secured Party, the Debtor will deliver to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

          (g) Power and Authority; Authorization. The Debtor has the power and authority and the legal right to execute and deliver, to perform its

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     obligations under, and to grant the security interests and liens on the
     Collateral pursuant to, this Security Agreement and has taken all necessary corporate and other action to authorize its execution, delivery and performance of, and grant of the security interests and liens on the Collateral pursuant to, this Security Agreement.

          (h) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (i) No Conflict. The execution, delivery and performance of this Security Agreement will not violate or constitute a default under (i) any provision of any agreement to which Debtor is a party or by which any of its assets may be bound or subject to, or (ii) organizational documents of the Debtor, and (iii) will not result in the creation or imposition of any lien on any of the properties or revenues of the Debtor except as contemplated hereby.

          (j) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any partner or affiliate of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

          (k) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues.

     4. DEBTOR'S COVENANTS. The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligation is paid in full and any obligation of Secured Party to make Advances under the Loan Agreement has terminated:

          (a) Obligations. Debtor shall pay the Obligation in accordance with the terms thereof and shall otherwise perform all covenants and agreements of Debtor contained in the Loan Agreement, this Security Agreement and in all other Loan Documents.

          (b) Debtor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreements giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract or agreement giving rise to an Account.

          (c) Costs. The Debtor shall pay Secured Party on demand every expense (including reasonable attorneys' fees and other legal expenses) incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Security Agreement, plus interest at the highest

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     lawful rate on each such amount commencing on the date notice of such expenses is given to the Debtor by Secured Party until paid by the Debtor.

          (d) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of the Loan Agreement and this Security Agreement and of the rights and powers therein and herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby, the delivery to the Secured Party and appropriate regulatory authorities of the titles to the Vehicles, the filing of evidence of Secured Party's security interests and liens on all Intellectual Property of Debtor in the appropriate governmental offices, and the taking of all such other actions as may be necessary to establish, preserve and protect Secured Party's security interests and liens in any of the Collateral. The Secured Party shall have the right, without the consent or joinder of the Debtor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Secured Party, be necessary or advisable to maintain, perfect or otherwise evidence the security interests and liens of the Secured Party in and to any of the Collateral. In addition, and without limiting the foregoing, this Security Agreement may be attached to and made a part of any financing statement filed by the Secured Party. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

          (e) Indemnification. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law applicable to any of the Collateral, (iii) with respect to any claims against or losses of Secured Party concerning any of the Collateral, or (iv) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement,

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     indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

          (f) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Secured Party, the Secured Party shall have a security interest in all of the Debtor's books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party. Upon request by the Secured Party from time to time, the Debtor shall deliver to the Secured Party a report of all Collateral then owned by the Debtor with a statement of the place where the same may be located, which report shall be in form and detail satisfactory to the Secured Party.

          (g) Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (h) Compliance with Laws, etc. The Debtor will comply in all material respects with all laws, rules and regulations applicable to the Collateral or any part thereof or to the operation of the Debtor's businesses; provided, however, that the Debtor may contest any such laws, rules or regulations in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its security interests and liens on the Collateral.

          (i) Compliance with Terms of Contracts, etc. The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

          (j) Payment of Taxes. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor's books.

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          (k) Limitation of Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the security interests and liens created hereby and those on the Mortgaged Property in favor of the Secured Party and Newton, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (l) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, without the prior consent of Secured Party.

          (m) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially and adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

          (n) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Debtor over a period of time, the Debtor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (o) Maintenance of Collateral. The Debtor will maintain each Vehicle and each item of Equipment and Inventory in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (p) Maintenance of Insurance. The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Equipment, Vehicles and Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Debtor and the Secured Party against liability for personal injury and property damage relating to such Equipment, Vehicles and Inventory and Debtor's business, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Secured Party as its interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured party, and (iii) be reasonably satisfactory in all other respects to the Secured Party. The Debtor shall deliver to the Secured Party a report of a reputable insurance broker or agent with respect to such

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     insurance at such times as may be specified by the Secured Party in its discretion and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

          (q) Further Identification of Collateral. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          (r) Notices. The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any security interest or lien (other than security interests and liens created hereby) on, or claim asserted against, any of the Collateral and
     (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests and liens created hereunder.

          (s) Changes in Locations, Name, etc. The Debtor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3, or (ii) change its name, identity or organizational structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become misleading.

     5. PERFORMANCE BY SECURED PARTY OF DEBTOR'S AGREEMENTS. If the Debtor fails to perform or comply with any of the agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at the highest lawful rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute part of the Obligation secured hereby.

     6. SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

               (i) in the case of any Account, at any time when the authority of the Debtor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 8(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtor or its own

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          name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

               (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

               (iii) to maintain or protect the Intellectual Property (without any obligation to do so), and to transfer and register the transfer of any Intellectual Property upon the occurrence of an Event of Default; and

               (iv) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the security interest and liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

               The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

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
          (b) Other Powers. The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 6(a) and 8(d), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     7. PROCEEDS. In addition to the rights of the Secured Party specified in
Section 8 with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (i) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor, in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly indorsed by the Debtor to the Secured Party), and (ii) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party for the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligation (whether matured or unmatured), such application to be in such order as the Secured Party shall elect. Any balance of such Proceeds remaining after the Obligation shall have been paid in full shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

     8. SECURED PARTY'S RIGHTS, REMEDIES AND POWERS.

          (a) Analysis of Accounts. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor shall furnish all such assistance and information as the Secured Party may require in connection therewith. At any time and from time to time, upon the Secured Party's request and at the expense of the Debtor, the Debtor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          (b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default occurs and is continuing, upon the request of the Secured Party at any time, the Debtor shall notify account debtors of the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

          (c) Collections on Accounts and Contracts. The Secured Party hereby authorizes the Debtor to collect the Accounts and Contracts, subject to the Secured Party's direction and control, and the Secured Party may curtail or terminate said authority at any time. If required by the Secured Party at any time, any payments of Accounts and Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly indorsed by the Debtor to the Secured Party if required, in a special collateral account

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
     maintained by the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Party only, as provided in this Security Agreement, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor. All Proceeds while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligation and shall not constitute payment thereof until applied as provided in this Security Agreement. At such intervals as may be agreed upon by the Debtor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party's election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligation in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligation shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same. At the Secured Party's request, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

          (d) Remedies; Acceleration of Maturity of Obligations; Repossession and Sale of Collateral. At any time after an Event of Default occurs and is continuing, Secured Party may declare every Obligation to be immediately due and payable and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Agreement and in any of the other Loan Documents securing, evidencing or relating to the Obligation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any party thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part-of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Debtor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligation, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligation and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

          (e) Right of Setoff. In addition to the security interest and lien herein described, Debtor expressly recognizes and grants Secured Party upon the occurrence of an Event of Default the right of setoff with respect to any money, checks, certificates of deposit or instruments deposited with Secured Party, whether in general or special deposits, which right may be exercised concurrently with or separately from any and all other rights of Secured Party against Debtor.

     9. LIMITATIONS ON SECURED PARTY'S DUTIES AND OBLIGATIONS.

          (a) Limitations on Secured Party's Obligations Under Accounts and Contracts. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor thereof under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section
     9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise. Without limiting the generality of the foregoing, the Secured Party shall not have any obligation to take any action with respect to the maintenance, protection, enforcement or validity of any of the Collateral.

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
          (c) No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Security Agreement are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor or its officers, directors, employees, partners or agents for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     10. GENERAL PROVISIONS.

          (a) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          (b) Severabilitv. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) Additional Definitions. The term "DEBTOR" as used in this Security Agreement is to be construed as singular or plural to correspond with the number of persons executing this instrument as Debtor. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. "SECURED PARTY" and "DEBTOR" as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, custodians, and assigns of those parties.

          (d) Captions. The section and paragraph headings appearing in this instrument were inserted for convenience only and are not to be given any substantive meaning or significance in construing this Security Agreement.

          (e) Waivers and Amendments; Successors and Assigns. None of the terms or provision of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the permitted successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its successors and assigns.

          (f) No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 10(e) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          (g) GOVERNING LAW. THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS.

          (h) Renewal, Extension or Rearrangement. All provisions of this Security Agreement and of any other Loan Document shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligation originally represented by the Note or any part of such other Obligation.

          (i) Assignment. Secured Party may from time to time assign this Security Agreement, Secured Party's rights under this Security Agreement, or all or any of the Obligation. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted in this Security Agreement to Secured Party, and Debtor will not assert against the assignee any claims or defenses Debtor may have against Secured Party (except those granted in this Security Agreement).

          (j) Notices. Notices hereunder may be given and be effective as set forth in the Loan Agreement.

          (k) Counterpart Execution. This Security Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Signatures transmitted by fax or other electronic means shall be treated as and deemed original signatures and shall be binding for all purposes.

          (l) Renewal and extension. This Security Agreement and the security interest granted herein are, given the renewal and extension of that curtain Security Agreement by and between Permian and Secured Party dated as of August 1, 2007 and the security interests granted therein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED as of the date first above written.

                            DEBTOR: BARON ENERGY, INC.


                            By: /s/ Lisa P. Hamilton
                               ----------------------------------------------
                            Name:  Lisa P. Hamilton
                            Title: Executive Vice President and CFO

                            SECURED PARTY: BASELINE CAPITAL, INC.


                            By: /s/ Karl J. Reiter\
                               ----------------------------------------------
                               Karl J. Reiter, President


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